Exhibit 99.1

Helius (NASDAQ:HSDT) Begins Purchases of SOL, the Native Asset of Solana Blockchain

Newtown, Pa. – September 22, 2025 – Helius Medical Technologies, Inc. (the "Company" or "HSDT"), today announced its first acquisition of Solana (“SOL”) tokens as part of its digital asset treasury strategy under which the principal holding will be SOL, the native digital asset of the Solana Blockchain. The Company now holds over 760,190 SOL, with an average cost basis of $231. The Company also holds in excess of $335 million of cash, which it intends to use to further the digital asset treasury strategy.

These SOL purchases underscore HSDT’s commitment to the Company’s Solana treasury strategy and long-term confidence in the Solana ecosystem.

“We are excited to embark on our SOL accumulation plan in an efficient manner. The initial accumulation at a lower cost basis than recent market prices, while still retaining the large majority of its capital raised for more opportunistic purchases, showcases how laser focused the team is on maximizing shareholder value by having market awareness and being responsible stewards of capital,” said Cosmo Jiang, Board Observer at HSDT and General Partner at Pantera Capital.

“It has been gratifying to receive shows of support from multiple stakeholders across the Solana ecosystem, including staking providers, DeFi protocols and others. We take our responsibility to maximize shareholder value seriously and are eager to execute against our plan,” said Joseph Chee, Executive Chairman of HSDT.

Solana has historically been the fastest growing blockchain, leading the industry in transaction revenue and processing more than 3,500 transactions per second. The network is also the most widely adopted, averaging about 3.7 million daily active wallets and surpassing 23 billion transactions year to date. SOL is financially productive by design, offering a ~7% native staking yield, whereas assets like BTC are non-yield-bearing. As an independent treasury company, HSDT’s mission is to support the growth and security of tokenized networks by serving as a long-term holder of $SOL, in addition to continuing the development of its neurotech and medical device operations.

Forward Looking Statements

This press release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company's current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as "believes," "expects," "endeavors," "anticipates," "intends," "plans," "estimates," "projects," "should" and "objective" and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that we may fail to realize the anticipated benefits of the private placement, including the ability of the Company to execute on its digital asset treasury strategy, as well as risks related to economic conditions, fluctuations in the market price of SOL, and the evolving regulatory environment, as well as other factors. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertakes no duty to update such information except as required under applicable law.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator. For more information about the PoNS® or Helius Medical Technologies, visit www.heliusmedical.com.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises that produce consistent on-chain yield generation. Helius will provide access to the Solana network.

Media Contact

Helius Medical Technologies, Inc.	Phillip Trip Taylor	investorrelations@heliusmedical.com
Pantera Capital Management LP		ir@panteracapital.com press@panteracapital.com